THE LAW OFFICE OF
RONALD N. VANCE, P.C.
Attorney at Law

February 14, 2011

Edward P. Mooney, President
Colombia Clean Power & Fuels, Inc.

Re:  Registration Statement on Form S-1

Dear Mr. Mooney:

I am acting as counsel to Colombia Clean Power & Fuels, Inc. (the “Company”), a Nevada corporation, in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-1 to be filed with the Commission on February 14, 2011 (the “Registration Statement”).  The Registration Statement registers the offering and sale by the Company (the “Primary Offering”) of the following securities and the offering and resale by certain selling stockholders (the “Selling Stockholders”) of the Company(the “Secondary Offering”) of the securities set forth below (all of which are collectively referred to herein as the “Securities”):

(a)           up to 3,000,000 shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Shares”) to be offered and sold in the Primary Offering;

(b)           up to 9,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”),  issuable upon conversion of the Preferred Shares (the “Preferred Conversion Shares”);

(c)           up to an aggregate of 3,200,000 shares of Common Stock issuable upon conversion of the Company’s 10% Convertible Promissory Notes  to be offered and resold by a Selling Stockholder in the Secondary Offering (the “Note Conversion Shares”);

(d)           up to an aggregate of 2,518,600 outstanding shares of Common Stock (the “Selling Stockholder Shares”) to be offered and resold by the Selling Stockholders in the Secondary Offering.

In connection with this opinion, I have reviewed originals or copies (certified or otherwise identified to my satisfaction) of the Company’s Articles of Incorporation, as amended, the Company’s Bylaws, resolutions adopted by the Company’s Board of Directors, the Registration Statement, the exhibits to the Registration Statement, and such other records, documents, statutes and decisions, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as I have deemed relevant in rendering this opinion.

In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

The opinions expressed below are limited to the laws of the State of Nevada (including the applicable provisions of the Nevada Constitution, applicable judicial and regulatory decisions interpreting these laws and applicable rules and regulations underlying these laws) and the federal laws of the United States.

Based on the foregoing and in reliance thereon and subject to the assumptions, qualifications and limitations set forth herein, it is my opinion that:

(i)           the Securities have been duly authorized for issuance by all necessary corporate action by the Company;

Edward P. Mooney, President
February 14, 2011

(ii)           the Preferred Shares, when issued and sold by the Company in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable;

(iii)           the Preferred Conversion Shares, when issued by the Company upon conversion of the Preferred Shares in accordance with and in the manner described in the Registration Statement, will be validly issued;

(iv)           the Note Conversion Shares, when issued and sold by the Selling Stockholders in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable; and

(v)           the Selling Stockholder Shares are validly issued, fully paid and non-assessable;

This opinion letter is given as of the date hereof, and I express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof.  I assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my firm’s name in the related prospectus under the heading “Legal Matters.”

Very truly yours, /s/ Ronald N. Vance